UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 20, 2006
THE LUBRIZOL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio		44092-2298
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On February 20, 2006, the Organization and Compensation Committee of the Board of Directors of The Lubrizol Corporation authorized the payment of the long-term performance plan award to each of the company’s executive officers with respect to the 2003-2005 performance period. The awards were payable in cash and shares. The Committee approved the payment of the shares under The Lubrizol Corporation 2005 Stock Incentive Plan. The following lists the named executive officers and their respective awards:

Name	Cash	Shares
James L. Hambrick	$627,046.88	8,616

Charles P. Cooley	463,007.37	6,362

Stephen F. Kirk	382,268.45	5,253

Donald W. Bogus	368,412.78	5,062

Joseph W. Bauer	281,292.54	3,865

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On February 20, 2006, the Board of Directors of The Lubrizol Corporation appointed Robert E. Abernathy to service on the Board of Directors, effective February 20, 2006. In addition, Mr. Abernathy was appointed to the Organization and Compensation Committee and the Audit Committee. There is no arrangement pursuant to which Mr. Abernathy was selected as a director, and there are no related party transactions between The Lubrizol Corporation and Mr. Abernathy that are reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Abernathy’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(c)      Exhibits. The following exhibit is furnished herewith:
          99.1 Press release dated February 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date February 21, 2006
	By:	/s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

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